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                                                                      Exhibit 23

                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors
Aceto Corporation:


We consent to incorporation by reference in the registration statement (No. 33-38679) on Form S-8 of Aceto Corporation of our report dated August 26, 2003, relating to the consolidated balance sheets of Aceto Corporation and subsidiaries as of June 30, 2003 and 2002, and the related consolidated statements of income, shareholders' equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended June 30, 2003, and the related financial statement schedule, which report appears in the June 30, 2003 annual report on Form 10-K of Aceto Corporation.

Our report contains an explanatory paragraph indicating that the Company adopted Statement of Financial Accounting Standards (Statement) No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets", as of July 1, 2002.

                                                     /s/KPMG LLP


Melville, New York
September 26, 2003



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